Exhibit 10.17 (ii)

MODIFICATION AND/OR EXTENSION AGREEMENT

Date:	April 30, 2001

Borrower:	Interactive Intelligence, Inc.

Lender:	KEYBANK NATIONAL ASSOCIATION

Dated December 21, 2000, in the principal amount of $5,000,000,00.

Loan #:	0100429074/10001

             FOR VALUE RECIEVED, Borrower and Lender hereby agree to modify the above-referenced Loan and Promissory Note and/or Loan Agreement as follows:

1.	MODIFICATION AND/OR EXTENSION PROVISIONS.

	•	The maturity date of the Loan is hereby extended to April 29, 2002.

	•	Effective April 30 2001 the covenant entitled Total Senior Liabilities to Adjusted Capital Ratio, is hereby changed to 1.50 to 1.00.

2.	CONDITIONS. The modifications and/or extension described above are subject to and conditioned upon Borrower's full satisfaction of all of the following conditions on or before the date first stated above, time being of the essence.

	A.	There shall be no uncured event of default under the Loan, nor any event or condition which with notice or the passage of time would be an event of default thereunder.

	B.	Borrower shall deliver to Lender a fully executed original of this Modification and/or Extension Agreement.

	C.	All expenses incurred by Lender in connection with this Agreement (including without limitation, attorney fees, recording charges, charges for title policy update(s), escrow charges, costs of obtaining updated or additional appraisal(s) or collateral valuations, if required by Lender) shall be paid by Borrower.

3.	GENERAL PROVISIONS. Except as modified above, all other provisions of the Promissory Note and any other documents securing or relating to the Loan (the "Loan Documents") remain in full force and effect. All security given for the Loan and all guarantees of the Loan (as applicable) shall continue in full force. Borrower warrants and represents to Lender that it has full right, power and authority to enter into this agreement and to perform all its obligations hereunder, and that all information and materials submitted to Lender in connection with this modification are accurate and complete. Borrower warrants that no default exists under the Loan Documents. Borrower reaffirms its obligation to pay the Loan in full and reaffirms the validity and enforceability of the Loan Documents, without set-off, counterclaim or defense.

LENDER:	BORROWER:
KeyBank National Association	Interactive Intelligence, Inc.

By:	By: /s/ Donald E. Brown

Authorized Officer	Donald E. Brown, M.D., President & CEO

By:	By: /s/ Michael J. Tavlin

Michael J. Tavlin, SVP, CFO & Secretary

Indiana/Michigan